ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 9, 2001, accompanying the audited financial statements of Global Home Marketing, Inc. at June 30, 2001 and December 31, 2000 and the related statements of operations, stockholders' equity, and cash flows for the six months ended June 30, 2001 and June 30, 2000 and the year ended December 31, 2000 and the period July 13, 1999 to December 31, 1999 and the period July 13, 1999 (date of inception) to June 30, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.






December 17, 2001                            s/ Andersen Andersen and Strong LC